UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2012

Santander Holdings USA, Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-16581	23-2453088
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 State Street, Boston, Massachusetts		02109
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 346-7200

n/a
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 26, 2012, Banco Santander, S.A. (the “Sole Shareholder”), the sole shareholder of Santander Holdings USA, Inc. (the “Company”), acting by written consent, amended the bylaws of the Company (the “Bylaws”) to provide that:

•       the number of directors on the board of directors of the Company (the “Board”) may consist of no less than five nor more than 25 persons; and

•       that the exact number of directors constituting the Board is to be fixed and determined from time to time by resolution of a majority of the full Board or by resolution of a majority of the shareholders of the Company at any annual or special meeting thereof.

The foregoing summary does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Bylaws as amended on January 26, 2012, attached as Exhibit 3.1 to this current report on Form 8‑K and incorporated herein by reference.

Item 8.01  Other Events.

Effective on January 26, 2012, Sovereign Bank, a wholly-owned subsidiary of the Company, converted from a federal savings bank to a national banking association.  In connection with the charter conversion, Sovereign Bank has changed its name to Sovereign Bank, National Association.  Also effective on January 26, 2012, the Company has become a bank holding company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Bylaws of Santander Holdings USA, Inc. as amended on January 26, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTANDER HOLDINGS USA, INC.

Dated: January 30, 2012	By: /s/ Christopher K. Pfirrman
Name: Christopher K. Pfirrman
Title: Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Bylaws of Santander Holdings USA, Inc. as amended on January 26, 2012.